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                                                                       EXHIBIT 3

                       NAMES AND ADDRESSES OF THE MANAGERS

                          Citigroup Global Markets Inc.
                              388 Greenwich Street
                               New York, NY 10013

                          Deutsche Bank Securities Inc.
                                 60 Wall Street
                               New York, NY 10005

                         Banc of America Securities LLC
                             100 North Tryon Street
                               Charlotte, NC 28205

                      Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated
                            4 World Financial Center
                               New York, NY 10080

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